Effective August 23, 2006 the
Companys American Depositary
Share (ADS) Ratio Changed from 1:20
(One ADS Equaling Twenty Ordinary
Share) to 1:5 (One Ads Equaling Five
Ordinary Shares).


Exhibit A to Deposit Agreement

No.______________________________
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share
represents 20 deposited Shares)
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES
WITHOUT PAR VALUE OF
QRSCIENCES HOLDINGS LIMITED
(INCORPORATED UNDER THE
LAWS OF THE STATE OF
WESTERN
AUSTRALIA, COMMONWEALTH
OF AUSTRALIA)

The Bank of New York as depositary
(hereinafter called the Depositary), hereby
certifies that ____________________, or
registered assigns IS THE OWNER OF
____________________________________

AMERICAN DEPOSITARY SHARES

representing deposited ordinary shares
(herein called Shares) of QRSciences
Holdings
Limited, incorporated under the laws of the State of Western Australia, Commonwealth of Australia (herein called the Issuer). At the date hereof, each American Depositary
Share represents twenty Shares which are either deposited or subject to deposit under the deposit agreement at the principal Australia office of HongKong Bank of Australia Ltd., the principal Melbourne, Victoria, Australia office of National Australia Bank Limited and the principal Melbourne, Victoria,
Australia office of Australia and New
Zealand
Banking Group Limited (herein collectively called the Custodian). The Depositarys
Corporate Trust Office is located at a
different address than its principal executive office.
Its Corporate Trust Office is located at 101
Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.

THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW
YORK, N.Y. 10286












1. THE DEPOSIT AGREEMENT.

      This American Depositary Receipt is
one of an issue (herein called Receipts), all issued and to be issued upon the terms and conditions set forth in the deposit agreement, dated as of February 11, 2005, (herein called the Deposit Agreement), by and among the Issuer, the Depositary, and all Owners and holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit
Agreement sets forth the rights of Owners and holders of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called
Deposited Securities). Copies of the Deposit
Agreement are on file at the Depositarys
Corporate Trust Office in New York City
and at the office of the Custodian.

      The statements made on the face and
reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit
Agreement, to which reference is hereby
made.
Capitalized terms not defined herein shall have the meanings set forth in the Deposit
Agreement.

2. SURRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES.

      Upon surrender at the Corporate
Trust Office of the Depositary of this
Receipt,
and upon payment of the fee of the
Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit
Agreement, the Owner hereof is entitled to delivery, to him or upon his order, of the Deposited
Securities at the time represented by the American Depositary Shares for which this Receipt is issued. Delivery of such Deposited
Securities may be made (a) by the electronic transfer thereof of Shares through the facilities of CHESS or otherwise or the delivery of documents of title or other instruments evidencing title, as may be required under the Issuers Constitution or applicable law or regulation in the name of the Owner hereof or as ordered by him and
(b) by the delivery of any other securities, property and cash to which such Owner is then entitled in respect of this Receipt. Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary or at such other place as may be designated by such Owner, provided that the forwarding of certificates for Shares or other
Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of the Owner hereof. Notwithstanding any other provision of the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the
Depositary or the Issuer or the deposit of Shares in connection with voting at a shareholders meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.

3. TRANSFERS, SPLITUPS, AND
COMBINATIONS OF RECEIPTS.

      The transfer of this Receipt is
registrable without unreasonable delay on the books of the Depositary at its Corporate Trust
Office by the Owner hereof in person or by a duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and fimds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one
Receipt, evidencing the same aggregate
number of American Depositary Shares as
the
Receipt or Receipts surrendered. As a
condition precedent to the execution and delivery, registration of transfer, splitup, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Custodian, or Registrar may require payment from the depositor of the Shares or the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto
(including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require (a) the production of proof satisfactory to it as to the identity and genuineness of any signature, (b) compliance with any laws or regulations, relating to depositary receipts in general or to the withdrawal or sale of Deposited Securities, (c) delivery of such certificates as the Issuer may from time to time specify in writing to the Depositary to assure compliance with the Securities Act of 1933 and the rules and regulations thereunder and
(d) compliance with such reasonable
procedures, if any, as the Depositary may establish consistent with the provisions of the
Deposit Agreement or this Receipt,
including, without limitation, this Article 3.

      The delivery of Receipts against
deposits of Shares generally or against
deposits
of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Issuer at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason, subject to the provisions of Article 22 hereof.
Notwithstanding anything to the contrary in the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the
Depositary or the Issuer or the deposit of Shares in connection with voting at a shareholders meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.
Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

4. LIABILITY OF OWNER FOR
TAXES.

      If any tax or other governmental
charge shall become payable with respect to any
Receipt, any American Depositary Share or any Deposited Securities represented by any American Depositary Share evidenced hereby, such tax or other governmental charge shall be payable by the Owner hereof to the Depositary. The Depositary may refuse to effect any transfer of such Receipt (or any splitup or combination thereof) or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by ths Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner hereof shall remain liable for any deficiency.

5. WARRANTIES ON DEPOSIT OF
SHARES.

      Every person depositing Shares
under the Deposit Agreement shall be
deemed
thereby to represent and warrant that such Shares and proper evidence of title therefor are validly issued, fully paid, nonassessable, and fiee of any preemptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that such Shares and the Receipts evidencing American Depositary Shares representing such Shares would not be Restricted Securities. Such representations and warranties shall survive the deposit of Shares and issuance or cancellation of Receipts.

6.  FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.

      Any person presenting Shares for
deposit or any Owner or holder of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, evidence of the number of Shares beneficially owned or any other matters necessary or appropriate to evidence compliance with the Corporations Law of Australia, the Foreign Acquisitions and Takeovers Act
1975, the Constitution of the Issuer and exchange control regulations, as indicated to the
Depositary by the Issuer, or such
information relating to the registration on the books of the Issuer or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Issuer may reasonably instruct in writing the Depositary to require. The
Depositary may, and at the reasonable
written request of the Issuer shall, withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited
Securities until such proof or other
information is filed or such certificates are executed or such representations and warranties made.
No Share shall be accepted for deposit
unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in the Commonwealth of Australia, if any, which is then performing the function of the regulation of currency exchange. The
Depositary shall provide the Issuer, upon the Issuers reasonable written request and at its expense, in a timely manner, with copies of any information or other material which it receives pursuant to this Article 6. Each
Owner and holder agrees to provide any
information requested by the Issuer or the Depositary pursuant to this Article 6.

7. CHARGES OF DEPOSITARY.

      The Issuer agrees to pay the fees,
reasonable expenses and outofpocket
charges
of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Issuer from time to time. The
Depositary shall present its statement for such charges and expenses to the Issuer at least once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

      The following charges shall be
incurred by any party depositing or
withdrawing
Shares or by any party surrendering Receipts
or to whom Receipts are issued (including,
without limitation, issuance pursuant to a
stock dividend or stock split declared by the
Issuer or an exchange of stock regarding the
Receipts or Deposited Securities or a
distribution of Receipts pursuant to Section
4.03 of the Deposit Agreement), or by
Owners, as applicable: (1) taxes and other
governmental charges, (2) such registration
fees as may from time to time be in effect
for the registration of transfers of Shares
generally on the Share register of the Issuer
or Foreign Registrar and applicable to
transfers of Shares to or fiom the name of
the Depositary or its nominee or the
Custodian
or its nominee on the making of deposits or
withdrawals under the Deposit Agreement,
(3) such cable, telex and facsimile
transmission expenses as are expressly
provided in the
Deposit Agreement, (4) such expenses as are
incurred by the Depositary in the
conversion of foreign currency pursuant to
Section 4.05 of the Deposit Agreement, (5) a
fee of $5.00 or less per 100 American
Depositary Shares (or portion thereof) for
the
execution and delivery of Receipts pursuant
to Section 2.03, 4.03 or 4.04 of the Deposit
Agreement, and the surrender of Receipts
pursuant to Section 2.05 or 6.02 of the
Deposit
Agreement, (6) a fee of $.02 or less per
American Depositary Share (or portion
thereof)
for any cash distribution made pursuant to
the Deposit Agreement including, but not
limited to Sections 4.01 through 4.04
thereof, (7) a fee for the distribution of
securities
pursuant to Section 4.02 of the Deposit
Agreement, such fee being in an amount
equal to
the fee for the execution and delivery of
American Depositary Shares referred to
above
which would have been charged as a result
of the deposit of such securities (for
purposes
of this clause (7) treating all such securities
as if they were Shares), but which securities
are instead distributed by the Depositary to
Owners, (8) a fee of $.02 or less per
American Depositary Share (or portion
thereof) for depositary services, which will
accrue
on the last day of each calendar year and
which will be payable as provided in clause
(9)
below provided, however, that no fee will be assessed under this clause (8) to the extent a fee of $.02 was charged pursuant to clause
(6) above during that calendar year and (9) any other charge payable by the Depositary, any of the Depositarys agents, including the Custodian, or the agents of the Depositarys agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.06 of the Deposit
Agreement and shall be payable at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

      The Depositary, subject to Article (8)
hereof, may own and deal in any class of securities of the Issuer and its affiliates and in Receipts.

8. PRERELEASE OF RECEIPTS.

      Notwithstanding Section 2.03 of the
Deposit Agreement, the Depositary may
execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 of the
Deposit Agreement (a PreRelease). The
Depositary may, pursuant to Section 2.05 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been PreReleased, whether or not such cancellation is prior to the termination of such PreRelease or the Depositary knows that such Receipt has been Pre
Released. The Depositary may receive
Receipts in lieu of Shares in satisfaction of a Pre
Release. Each PreRelease will be (a)
preceded or accompanied by a written
representation from the person to whom
Receipts or Shares are to be delivered that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be,
(b) at all times filly collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such fiuther indemnities and credit regulations as the Depositary deems appropriate. The number of American Depositary Shares which are outstanding at any time as a result of PreReleases will not normally exceed thirty percent
(30%) of the Shares deposited under the
Deposit Agreement provided, however, that the
Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

      The Depositary may retain for its
own account any compensation received by it in connection with the foregoing.

9. TITLE TO RECEIPTS.

      It is a condition of this Receipt and
every successive Owner and holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York provided, however, that until a Receipt shall have been transferred on the books of the Depositary as provided in
Section 2.04 of the Deposit Agreement, the
Issuer
and the Depositary, notwithstanding any
notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute
Owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit
Agreement or
for all other purposes, and neither the
Depositary nor the Issuer shall have any obligation or be subject to any liability under the Deposit Agreement to any holder of a Receipt unless such holder is the Owner thereof.
10.  VALIDITY OF RECEIPT.

      This Receipt shall not be entitled to
any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary provided, however, that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar.

11. REPORTS INSPECTION OF
TRANSFER BOOKS.

      The Issuer furnishes the Securities
and Exchange Commission with certain
public
reports and documents required by foreign law or otherwise under Rule 12g32(b) under the Securities Exchange Act of 1934. Such reports and communications will be available for inspection and copying by Owners at the public reference facilities maintained by the Commission located at 450 Fifth Street,
N.W., Washington, D.C. 20549.

      The Depositary will make available
for inspection by Owners of Receipts at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Issuer which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such
Deposited Securities by the Issuer. The
Depositary will also, upon written request, send to Owners of Receipts copies of such reports when furnished by the Issuer pursuant to the Deposit Agreement.

      The Depositary will keep books, at
its Corporate Trust Office, for the
registration
of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners of Receipts provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Issuer or a matter related to the Deposit Agreement or the
Receipts.

12. DIVIDENDS AND DISTRIBUTIONS.

      Whenever the Depositary receives
any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United
States Dollars transferable to the United
States, and subject to the Deposit
Agreement, convert such dividend or
distribution into
dollars and will distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement, if applicable) to the Owners of Receipts entitled thereto provided, however, that in the event that the Issuer or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Owners of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

      Subject to the provisions of Section
4.11 and Section 5.09 of the Deposit
Agreement, whenever the Depositary
receives any distribution other than a
distribution
described in Sections 4.01, 4.03 or 4.04 of the Deposit Agreement, the Depositary will cause the securities or property received by it to be distributed to the Owners entitled thereto, after deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charges, in proportion to the number of American
Depositary Shares representing such
Deposited Securities held by them
respectively, in
any manner that the Depositary may deem
equitable and practicable for accomplishing such distribution provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in
Article 7 hereof and Section 5.09 of the Deposit Agreement) shall be distributed by the
Depositary to the Owners of Receipts
entitled thereto, all in the manner and
subject to the
conditions described in Section 4.01 of the Deposit Agreement.

      If any distribution consists of a
dividend in, or free distribution of, Shares, the
Depositary may distribute to the Owners of outstanding Receipts entitled thereto, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit
Agreement with respect to the deposit of Shares and the issuance of American
Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section
4.1 1 of
the Deposit Agreement and the payment of the fees and expenses of the Depositary as provided in Article 7 hereof and Section
5.09 of the Deposit Agreement. The
Depositary
may withhold any such distribution of
Receipts if it has not received satisfactory assurances from the Issuer that such distribution does not require registration under the
Securities Act of 1933 or is exempt from registration under the provisions of such Act.
In lieu of delivering Receipts for fractional
American Depositary Shares in any such
case,
the Depositary will sell the amount of
Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01 of the Deposit
Agreement. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the
Deposited Securities represented thereby.

      In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the
Owners of Receipts entitled thereto.

13. RIGHTS.

      In the event that the Issuer shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or, for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American
Depositary Shares held by such Owner,
warrants or other instruments therefor in such form as it deems appropriate.

      In circumstances in which rights
would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American
Depositary Shares of such Owner under the Deposit
Agreement, the Depositary will make such rights available to such Owner upon written notice from the Issuer to the Depositary that
(a) the Issuer has elected in its sole
discretion to permit such rights to be
exercised and (b) such Owner has executed such documents as the Issuer has determined in its sole discretion are reasonably required under applicable law.

      If the Depositary has distributed
warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Issuer shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, execute and deliver
Receipts to such Owner. In the case of a distribution pursuant to the second paragraph of this Article 13, such Receipts shall be legended in accordance with applicable U.S.
laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

      If the Depositary determines in its
discretion that it is not lawful and feasible to make such rights available to all or certain
Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the
Owners to whom it has determined it may
not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the
Depositary as provided in Section 5.09 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.

      The Depositary will not offer rights
to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Owners or are registered under the provisions of such Act provided, that nothing in the Deposit Agreement shall create, any obligation on the part of the Issuer to file a registration statement under the Securities
Act of 1933 with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective or otherwise to register such rights or securities under any other applicable laws for any purpose. If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the
Issuer upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

      The Depositary shall not be
responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

14. CONVERSION OF FOREIGN
CURRENCY.

      Whenever the Depositary or the
Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United
States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the
Depositary shall have distributed any
warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation.
Such distribution may be made upon an
averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09 of the Deposit
Agreement.

      If such conversion or distribution can
be effected only with the approval or
license of any government or agency
thereof, the Depositary shall file such
application
for approval or license, if any, as it may deem desirable.

      If at any time the Depositary shall
determine that in its judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United
States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the
Depositary may
distribute the foreign currency (or an
appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

      If any such conversion of foreign
currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

15. RECORD DATES.

      Whenever any cash dividend or other
cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other
Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date (a) for the determination of the Owners of Receipts who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, (ii) entitled to give instructions for the exercise of voting rights at any such meeting or (iii) responsible for any fee assessed by the Depositary pursuant to the Deposit Agreement, or (b) on or after which each American Depositary
Share will represent the changed number of Shares, subject to the provisions of the Deposit Agreement.

16. VOTING OF DEPOSITED
SECURITIES.

      Upon receipt of notice of any
meeting of holders of Shares or other
Deposited
Securities, if requested in writing by the Issuer, the Depositary shall, as soon as practicable thereafter, mail to the Owners a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting received by the Depositary from the Issuer, and (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Australian law and of the Constitution of the Issuer and any other provisions governing Deposited Securities, to instruct the
Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American
Depositary
Shares and (c) a statement as to the manner in which such instructions may be given or deemed given in accordance with the last sentence of this paragraph if no instruction is received, to the Depositary to give a discretionary proxy to a person designated to the
Issuer. Upon the written request of an
Owner of a Receipt on such record date,
received
on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable to vote or cause to be voted the amount of Shares or other
Deposited Securities represented by the
American Depositary Shares evidenced by
such
Receipt in accordance with the instructions set forth in such request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other
Deposited Securities, other than in
accordance with such instructions or deemed instructions. If no instructions are received by the Depositary from any Owner with respect to any of the Deposited Securities represented by the American Depositary
Shares
evidenced by such Owners Receipts on or
before the date established by the Depositary for such purpose, the Depositary shall deem such Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Issuer with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Issuer to vote such Deposited Securities provided, that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which the Issuer informs the Depositary (and the Issuer agrees to provide such information as promptly as practicable in writing) that (x) the Issuer does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of Shares.

      There can be no assurance that
Owners generally or any Owner in particular will receive the notice described in the preceding paragraph sufficiently prior to the
Instruction Date to ensure that the
Depositary will vote the Shares or Deposited
Securities
in accordance with the provisions set forth in the preceding paragraph.

17. CHANGES AFFECTING
DEPOSITED SECURITIES.

      Upon any change in nominal value,
change in par value, splitup, consolidation, or any other reclassification of Deposited
Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Issuer or to which it is a party, or upon the redemption or cancellation by the Issuer of the Deposited
Securities, any securities, cash or property which shall be received by the Depositary or a
Custodian in exchange for, in conversion of, in lieu of or in respect of Deposited
Securities shall be treated as new Deposited
Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to the existing
Deposited Securities, the right to receive the new Deposited Securities so received, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may execute and deliver additional Receipts as in the case of a dividend in
Shares, or call for the surrender of
outstanding Receipts to be exchanged for new
Receipts specifically describing such new
Deposited Securities.

      Immediately upon the occurrence of
any such splitup, consolidation or any other reclassification covered by this Article 17 in respect of Deposited Securities, the Issuer shall notify the Depositary in writing of such occurrence and may instruct the Depositary to give notice thereof, at the Issuers expense, to Owners in accordance with Section 5.06 of the Deposit Agreement.

18. LIABILITY OF THE ISSUER AND
DEPOSITARY.

      Neither the Depositary nor the Issuer
nor any of their respective directors,
officers, employees, agents or affiliates shall
incur any liability to any Owner or holder of
any Receipt, (i) if by reason of any provision
of any present or future law or regulation of
the United States, the Commonwealth of
Australia or any other country, or of any
other
governmental or regulatory authority or
stock exchange or automated quotation
system
(including, without limitation, the NASDAQ
National Market, or by reason of any
provision, present or future, of the
Constitution of the Issuer, or by reason of
any
provision of any securities issued or
distributed by the Issuer, or any offering or
distribution thereof, or by reason of any act
of God or war or terrorism or other
circumstances beyond its control, the
Depositary or the Issuer (or any of their
respective
directors, officers, employees, agents or
affiliates) shall be prevented, delayed or
forbidden from or be subject to any civil or
criminal penalty on account of doing or
performing any act or thing which by the
terms of the Deposit Agreement it is
provided
shall be done or performed, (ii) by reason of
any nonperformance or delay, caused as
aforesaid, in the performance of any act or
thing which by the terms of the Deposit
Agreement it is provided shall or may be
done or performed, (iii) by reason of any
exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement,
(iv) for the inability of any Owner or holder
to benefit from any distribution, offering,
right or other benefit which is made
available to holders of Deposited Securities
but is
not, under the terms of the Deposit
Agreement, made available to Owners or
holders, or
(v) for any special, consequential or punitive
damages for any breach of the terms of the
Deposit Agreement. Where, by the terms of
a distribution pursuant to Sections 4.01,4.02,
or 4.03 of the Deposit Agreement, or an
offering or distribution pursuant to Section
4.04
of the Deposit Agreement, such distribution or offering may not be made available to Owners of Receipts, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse. Neither the Issuer nor the Depositary nor any of their respective directors, officers, employees, agents and affiliates assume any obligation or shall be subject to any liability under the Deposit
Agreement to Owners or holders of
Receipts,
except that they agree to perform their
obligations specifically set forth in the Deposit
Agreement without negligence or bad faith.
The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. Neither the Depositary nor the Issuer nor any of their respective directors, officers, employees, agents or affiliates shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the Receipts, on behalf of any Owner or holder or other person. Neither the Depositary nor the Issuer nor any of their respective directors, employees, officers, agents or affiliates shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information. Neither the Depositary nor the Issuer shall be responsible for any failure to carry out any instructions to vote any of the Deposited
Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Issuer agrees to indemnify the Depositary, its directors, officers, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of any registration with the Commission of Receipts, American
Depositary Shares or Deposited Securities or the offer or sale thereof in the United States or out of acts performed or omitted, in accordance with the provisions of the Deposit
Agreement and of the Receipts, as the same may be amended, modified, or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, officers, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Issuer or any of its directors, officers, employees, agents and affiliates.
No disclaimer of liability under the
Securities
Act of 1933 is intended by any provision of the Deposit Agreement.

19. RESIGNATION AND REMOVAL
OF THE DEPOSITARY.

      The Depositary may at any time
resign as Depositary under the Deposit
Agreement by written notice of its election so to do delivered to the Issuer, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Issuer by 120 days prior written notice of such removal, to become effective upon the later of (i) the 120th day after delivery of the notice to the Depositary and (ii) the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of Receipts to do so, it may appoint a substitute or additional custodian or custodians.

20. AMENDMENT.

      The form of the Receipts and any
provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Issuer and the Depositary without the consent of Owners or holders of Receipts in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby except in order to comply with mandatory provisions of applicable law.

21. TERMINATION OF DEPOSIT
AGREEMENT.

      The Depositary shall at any time at
the direction of the Issuer terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 60 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Issuer and the Owners of all Receipts then outstanding, if at any time 90 days shall have expired after the Depositary shall have delivered to the
Issuer a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement. On and after the date of termination, the Owner of a Receipt, will upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05 of the Deposit
Agreement, and (c) payment of any
applicable taxes or governmental charges be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, shall not accept deposits of Shares (and shall so instruct each Custodian), and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited
Securities, shall sell rights and other
property
as provided in the Deposit Agreement, and shall continue to deliver Deposited
Securities,
together with any dividends or other
distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of four months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the
Depositary
with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges) and except for its obligations to the Issuer under Section
5.08 of the Deposit Agreement. Upon the
termination of the Deposit Agreement, the Issuer shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses of the Deposit Agreement.

22. DISCLOSURE OF INTERESTS.

The Issuer may from time to time request
Owners to provide information as to the
capacity in which such Owners own or
owned Receipts and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest. Each Owner agrees to provide any information requested by the Issuer or the Depositary pursuant to Section 3.04 of the Deposit Agreement. The Depositary agrees to comply with reasonable written instructions received from the Issuer requesting that the Depositary fomard any such requests to the Owners and to forward to the Issuer any such responses to such requests received by the Depositary. To the extent that provisions of or governing any Deposited Securities or the rules or regulations of any governmental authority or securities exchange or automated quotation system may require the disclosure of beneficial or other ownership of Deposited
Securities, other Shares and other securities to the Issuer or other persons and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary shall use its reasonable efforts to comply with Issuers instructions in respect of any such enforcement or limitation.